Exhibit (h)(1)(xiv)

AMENDMENT

To

Transfer Agency and Service Agreement

Between

Each of the Entities Listed on Appendix A

And

Boston Financial Data Services, Inc.

This Amendment is made as of this 24th day of February 2017, between each of the investment companies listed below and Boston Financial Data Services, Inc. (the “Transfer Agent”). In accordance with Section 15.1 (Amendment) and Section 16 (Additional Funds/Portfolios) of the Transfer Agency and Service Agreement between the parties dated October 1, 2005, as amended (the “Agreement”), the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Appendix A. The current Appendix A to the Agreement is hereby replaced and superseded with the Appendix A attached hereto, effective as of February 28, 2017; and

2.	All defined terms and definitions in the Agreement shall be the same in this Amendment (the “February 24, 2017 Amendment”) except as specifically revised by this Amendment; and

3.	Except as specifically set forth in this February 24, 2017 Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this February 24, 2017 Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first above written.

NATIXIS FUNDS TRUST I NATIXIS FUNDS TRUST II NATIXIS FUNDS TRUST IV LOOMIS SAYLES FUNDS I LOOMIS SAYLES FUNDS II GATEWAY TRUST	BOSTON FINANCIAL DATA SERVICES, INC.

By: /s/ Michael Kardok	By: /s/ Richard Johnson
Name: Michael Kardok	Name: Richard Johnson
Title: Treasurer	Title: Managing Director
As an Authorized Officer on behalf of each of the Funds indicated on Appendix A

APENDIX A

Funds and Portfolios

Effective Date: February 28, 2017

Natixis Funds Trust I, a business trust organized under the laws of the Commonwealth of Massachusetts

Loomis Sayles Core Plus Bond Fund

Loomis Sayles Multi-Asset Income Fund

Mirova Global Green Bond Fund

Mirova Global Sustainable Equity Fund

Natixis Oakmark International Fund

Natixis U.S. Equity Opportunities Fund

Vaughan Nelson Small Cap Value Fund

Natixis Funds Trust II, a business trust organized under the laws of the Commonwealth of Massachusetts

ASG Dynamic Allocation Fund

ASG Global Alternatives Fund

ASG Managed Futures Strategy Fund

ASG Tactical U.S. Market Fund

Loomis Sayles Dividend Income Fund

Loomis Sayles Global Growth Fund

Loomis Sayles Senior Floating Rate and Fixed Income Fund

Loomis Sayles Strategic Alpha Fund

McDonnell Intermediate Municipal Bond Fund

Natixis Oakmark Fund

Vaughan Nelson Value Opportunity Fund

Vaughn Nelson Select Fund

Natixis Funds Trust IV, a business trust organized under the laws of the Commonwealth of Massachusetts

AEW Real Estate Fund

Natixis Sustainable Future 2015 Fund

Natixis Sustainable Future 2020 Fund

Natixis Sustainable Future 2025 Fund

Natixis Sustainable Future 2030 Fund

Natixis Sustainable Future 2035 Fund

Natixis Sustainable Future 2040 Fund

Natixis Sustainable Future 2045 Fund

Natixis Sustainable Future 2050 Fund

Natixis Sustainable Future 2055 Fund

Natixis Sustainable Future 2060 Fund

Loomis Sayles Funds I, a business trust organized under the laws of the Commonwealth of Massachusetts

Loomis Sayles Bond Fund

Loomis Sayles Core Disciplined Alpha Bond Fund

Loomis Sayles Fixed Income Fund

Loomis Sayles Global Bond Fund

Loomis Sayles High Income Opportunities Fund

Loomis Sayles Inflation Protected Securities Fund

Loomis Sayles Institutional High Income Fund

Loomis Sayles Intermediate Duration Bond Fund

Loomis Sayles Investment Grade Fixed Income Fund

Loomis Sayles Securitized Asset Fund

Loomis Sayles Small Cap Value Fund

NGAM (Natixis)	A-1

APENDIX A

Funds and Portfolios

Effective Date: February 28, 2017

Loomis Sayles Funds II, a business trust organized under the laws of the Commonwealth of

Massachusetts

Loomis Sayles Global Equity and Income Fund

Loomis Sayles Growth Fund

Loomis Sayles High Income Fund

Loomis Sayles Investment Grade Bond Fund

Loomis Sayles Limited Term Government and Agency Fund

Loomis Sayles Small Cap Growth Fund

Loomis Sayles Small/Mid Cap Growth Fund

Loomis Sayles Strategic Income Fund

Loomis Sayles Value Fund

Gateway Trust, a business trust organized under the laws of the Commonwealth of Massachusetts

Gateway Equity Call Premium Fund

Gateway Fund

NGAM (Natixis)	A-2